UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2008

Sun Microsystems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-15086	94-2805249
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4150 Network Circle Santa Clara, California	95054-1778
(Address of Principal Executive Offices)	(Zip Code)

(650) 960-1300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 8, 2008, Sun Microsystems, Inc. (the “Company”) entered into a letter agreement with Southeastern Asset Management, Inc. (“Southeastern”), which is attached hereto as Exhibit 10.1 (the “Southeastern Letter Agreement”). The agreement provides that the Company agrees to appoint two persons nominated by Southeastern to the Company’s Board of Directors as soon as reasonably practicable.

The foregoing description is qualified in its entirety by the complete Southeastern Letter Agreement, which is incorporated herein by reference.

A copy of the press release issued by the Company and Southeastern in connection with the Southeastern Letter Agreement is attached as Exhibit 99.1 hereto.

Southeastern is currently the Company’s largest stockholder and beneficially owns in excess of 20% of the Company’s outstanding stock.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

10.1	Letter Agreement, dated December 8, 2008, by and between Sun Microsystems, Inc. and Southeastern Asset Management, Inc.

99.1	Text of press release issued by Sun Microsystems, Inc., dated December 8, 2008, titled “Sun Microsystems and Southeastern Asset Management Agree to Appoint New Independent Members to Sun’s Board of Directors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2008

SUN MICROSYSTEMS, INC.

By:	/s/ Craig Norris
Craig Norris
Vice President, Corporate Law, and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement, dated December 8, 2008, by and between Sun Microsystems, Inc. and Southeastern Asset Management, Inc.

99.1	Text of press release issued by Sun Microsystems, Inc., dated December 8, 2008, titled “Sun Microsystems and Southeastern Asset Management Agree to Appoint New Independent Members to Sun’s Board of Directors.”